UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 13, 2018

Evans Bancorp, Inc.
__________________________________________
(Exact Name of Registrant as Specified in Charter)

New York	0-18539	16-1332767
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

One Grimsby Drive, Hamburg, New York		14075
_________________________________ (Address of Principal Executive Offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		716-926-2000

Not Applicable
______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2018, Robert G. Miller, Jr. notified the Board of Directors of Evans Bancorp, Inc. (the “Company”) of his decision to retire from his positions as President of The Evans Agency, LLC and Executive  Vice President of Evans Bank, N.A. (the “Bank”), effective March 29, 2019.  Mr. Miller will also retire from his position as Secretary of the Company, but will continue to serve as a member of the Company’s Board of Directors.

Also on November 13, 2018, the Company announced that effective January 1, 2019, Nicholas J. Snyder, who has served as the Company’s principal accounting officer since November 2015, would be transitioning to a new role as the Bank’s Executive Vice President of Retail Distribution and Corporate Operations, and would no longer be serving as the Company’s principal accounting officer.  John B. Connerton, Treasurer of the Company and Chief Financial Officer of the Bank, will assume the duties of principal accounting officer.  A description of Mr. Connerton’s business experience and compensation arrangements with the Company is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2018, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Evans Bancorp, Inc. on November 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

November 13, 2018	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President & Chief Executive Officer